File No. 70-10295

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Post-Effective Amendment No. 1 to

FORM U-1

Application/Declaration

Under the

Public Utility Holding Company Act of 1935

National Grid Transco plc
1-3 Strand
London WC2N 5EH
United Kingdom

(Names of company filing this statement and
address of principal executive office)

National Grid Transco plc

(Name of top registered holding company)

Timothy McAllister
Assistant General Counsel
National Grid USA
25 Research Drive
Westborough, Massachusetts 01582
Telephone: (508) 389-4508
Facsimile: (508) 389-3518

(Name and address of agent for service)

The Commission is also requested to send copies of all notices, orders and communications in connection with this matter to:

Markian M.W. Melnyk
LeBoeuf, Lamb, Greene & MacRae, L.L.P.
1875 Connecticut Avenue NW
Suite 1200
Washington DC 20009
Telephone: (202) 986-8212
Facsimile: (202) 986-8102

        On March 25, 2005, National Grid Transco plc filed this Application-Declaration ("Application") on Form U-1 under File No. 70-10295. Amendment No. 1 to the Application was filed on April 29, 2005, and Amendment No. 2 to the Application was filed on June 1, 2005. This Post-effective Amendment No. 1 is filed to amend Item 6 of the Application and to provide the definitive form of Circular to Shareholders and U.S. Supplemental Memorandum as exhibits hereto.

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Item 6.   Exhibits and Financial Statements

Exhibits

A-1	Circular to Shareholders dated June 6, 2005, incorporated by reference to Exhibit 99.(a)(1) to the Issuer Tender Offer Statement on Schedule TO, filed by National Grid Transco plc on June 15, 2005.

A-2	U.S. Supplemental Memorandum dated June 6, 2005, incorporated by reference to Exhibit 99.(a)(2) to the Issuer Tender Offer Statement on Schedule TO, filed by National Grid Transco plc on June 15, 2005.

B	B Share Certificate.**

C	National Grid Transco plc Memorandum and Articles of Association (revised)**

D-1	Opinion of Counsel of National Grid Transco plc**

D-2	Past Tense Opinion of Counsel.*

E	Form of Notice.**

Financial Statements

FS-1	National Grid Transco plc Financial Statements as of and for the Six Months Ended September 30, 2004, incorporated by reference to National Grid Transco plc’s Report on Form 6-K, filed on November 18, 2004 (SEC File No. 001-14958).**

FS-2	Pro Forma National Grid Transco plc Balance Sheet, Income Statement, and Cash Flow Statement (confidential treatment requested).**

* To be filed by amendment.

** Previously filed.

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S I G N A T U R E

        Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the Applicant has duly caused this amended Application-Declaration to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 15, 2005	National Grid Transco plc By: /s/ Helen Mahy Name: Helen Mahy Title: Group Company Secretary and General Counsel